JPMORGAN TAX AWARE ENHANCED INCOME FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date     	Issue
06/12/02	Household Home Equity Loan Trust

Shares            Price         Amount
13,300,000	  $100.00	$13,300,000.00

                                        % of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      JPMorgan Funds
$0.25       N/A 	1.03%	          1.17%

     Broker
Credit Suisse First Boston Corp.

Underwriters of Household Home Equity Loan Trust

Underwriters     	                Principal Amount
Bank One Capital Markets                   $258,100,000
Credit Suisse First Boston Corp.            258,100,000
J.P. Morgan Securities, Inc.                258,100,000
Morgan Stanley & Co., Inc.                  258,100,000
Salomon Smith Barney, Inc.                  258,100,000
                                           ------------
Total                                    $1,290,500,000